                                                                    Exhibit 21.1


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

                            Subsidiaries of the Company
                            ---------------------------

                                                       State or Other Jurisdiction
                                                            of Incorporation or
             Subsidiary                                Organization/Type of Entity
- -------------------------------------              ----------------------------------
AGH GP, Inc.                                               Nevada/Corporation
AGH LP, Inc.                                               Nevada/Corporation
American General Hospitality Operating                Delaware/Limited Partnership
Partnership, L.P.
AGH UPREIT LLC                                     Delaware/Limited Liability Company
AGH SECAUCUS LLC                                   Delaware/Limited Liability Company
AGH DFW South LLC                                  Delaware/Limited Liability Company
2929 Williams Limited Liability Company            Delaware/Limited Liability Company
3100 Glendale Joint Venture                             Ohio/General Partnership
MDV Limited Partnership                                 Texas/Limited Partnership
Madison Motel Associates                              Wisconsin/General Partnership
183 Hotel Associates, Ltd.                              Texas/Limited Partnership
Richmond Williamsburg Associates, Ltd.                  Texas/Limited Partnership
455 Meadowlands Associates, Ltd.                        Texas/Limited Partnership
DFW South I Limited Partnership                         Texas/Limited Partnership

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